EXHIBIT 99.1

SUI Group Reports Third Quarter 2025 Results

Now Holds 107,743,979 SUI in Treasury

Launched First Native Sui Stablecoins in Partnership with Ethena and the Sui Foundation

Completed $2 Million Stock Repurchase Program and Authorized New Program to Acquire Up to

Additional $50 Million of Company’s Common Stock

WAYZATA, MN, November 12, 2025 – SUI Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”) today announced its financial and operating results for the quarter ended September 30, 2025, along with an update on its SUI treasury strategy.

“The third quarter was a pivotal period for SUI Group, highlighted by the initiation of our SUI treasury strategy, the accumulation of over 100 million in SUI holdings, and innovative partnerships that helped create new avenues to drive shareholder value,” said Stephen Mackintosh, Chief Investment Officer of SUI Group. “Both the launch of suiUSDe and USDi, the first native Sui stablecoins, as well as our partnership with Bluefin, unlocked new revenue streams for investors tied to stablecoin adoption and perpetual futures trading. Further, the completion of our stock repurchase program and subsequent authorization of a new $50 million program, demonstrates our commitment to long-term value creation. We remain focused on advancing new opportunities that enhance SUI-per-share value and reinforce SUI Group’s role as a leader in digital asset innovation.”

Operational and Treasury Highlights

•	Implemented a comprehensive corporate rebrand from Mill City Ventures III, Ltd. to SUI Group Holdings Limited to align its treasury strategy to the SUI blockchain.
•	Announced a strategic partnership and lending agreement with Bluefin, the leading decentralized exchange on the Sui blockchain, under which SUIG will lend 2 million SUI in exchange for a 5.00% revenue share from Bluefin, payable in SUI. The partnership, which commenced in November 2025, will leverage the Company’s institutional network to drive Bluefin adoption across traditional finance and provide recurring yield and upside potential to shareholders.
•	Partnered with Ethena and the Sui Foundation in October 2025 to launch the first native Sui stablecoins, suiUSDe and USDi, establishing a new model for integrating on-chain stablecoin issuance with public-market access.
•	Completed its previously authorized $2 million stock repurchase program and authorized new program to acquire up to an additional $50 million of the Company’s common stock. As of September 2025, the Company has purchased approximately 276,296 shares of its common stock under the new program.
•	Commenced options trading for the Company’s common stock on the Cboe Global Markets under the ticker “SUIG”.
•	Scaled its treasury to 107,743,979 SUI as of November 12, 2025.
•	Substantially all of the Company’s SUI is being staked, earning an approximate 2.2% yield. The current estimated daily yield is approximately 5,225 SUI.

“SUI Group continues to evolve beyond a traditional digital asset treasury company into an infrastructure builder focused on driving liquidity, utility, and long-term value across the Sui blockchain,” added Marius Barnett, Chairman of the Board. “Over the past quarter, we expanded our treasury holdings, established innovative partnerships, and completed value-accretive share repurchases — all while laying the groundwork for new revenue-generating initiatives within the Sui ecosystem. These actions reflect our commitment to building a scalable, transparent, and durable platform that aligns long-term shareholder value creation with the growth of the Sui network.”

Q3 2025 Financial Summary (vs. Q3 2024)

Highlights from the Company’s results for the third quarter of 2025 from its SUI treasury, as well as its existing commercial short-term non-bank lending and specialty finance business, were as follows:

•	Gross Revenue and Portfolio Investment Income: Gross revenue and portfolio investment income for the third quarter of 2025 increased by more than 3x to $2.6 million, compared to approximately $711,000 in the third quarter 2024, driven by the generation of staking revenue following the adoption of the new digital asset treasury strategy.

•	Unrealized Loss on Digital Assets: The Company’s third quarter of 2025 results include a $60.7 million non-cash, unrealized loss related to mark-to-market accounting adjustments on its SUI holdings. This U.S. GAAP-required treatment reflects changes in estimated fair value and does not represent an actual outflow of cash or impact the Company’s liquidity.

•	Total Operating Expenses: Total operating expenses excluding net realized and unrealized gain on portfolio investments in the third quarter of 2025 were $64.7 million, compared to approximately $420,000 in the third quarter of 2024. Excluding the aforementioned unrealized loss on digital assets and stock-based compensation, operating expenses for the third quarter of 2025 were $1.7 million.

•	Net Income (Loss): Net loss for the third quarter of 2025 was $44.3 million or $(0.72) per diluted share, compared to net income of approximately $464,000 or $0.07 per diluted share in the third quarter of 2024.

Conference Call and Webcast Details

The Company will conduct a conference call tomorrow, November 13, 2025, at 8:00 a.m. Eastern time to discuss its financial and operating results for the third quarter ended September 30, 2025.

SUI Group’s executive team will host the conference call, followed by a question-and-answer session.

Date: Thursday, November 13, 2025

Time: 8:00 a.m. ET

Toll-free dial-in number: (877) 407-6176

International dial-in number: (201) 689-8451

Webcast: SUI Group’s Q3 2025 Earnings Conference Call

Participants can also access the Company’s earnings call using the call me option here for instant telephone access to the event, which will be active approximately 15 minutes before the scheduled start time.

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.SUIG.io.

About SUI Group Holdings Limited

SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, the implementation of the Company’s stablecoin strategy, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, challenges in executing a new treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, and the inherent uncertainties associated with the Company’s business strategy, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-1 (File No. 333-289438), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Media Contact

Gasthalter & Co.

SUIG@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

SUIG@elevate-ir.com